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                                                                  Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-37117 and No. 333-84633) and Form S-4 (No. 333-84637) of Science Applications International Corporation of our report dated April 2, 1999, except as to the stock split discussed in Note A, for which the date is August 31, 1999, appearing on page F-3 of this Annual Report on Form 10-K. We also hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-37117 and No. 333-84633) and Form S-4 (No. 333-84637) of Science Applications International Corporation of our report dated April 15, 1999 relating to the Science Applications International Corporation Cash or Deferred Arrangement appearing on page 2 of Exhibit 28(a) of this Annual Report on Form 10-K. We also hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-37117 and No. 333-84633) and Form S-4 (No. 333-84637) of
Science Applications International Corporation of our report dated March 26, 1999 relating to the Bell Communications Research Savings and Security Plan appearing on page 2 of Exhibit 28(b) of this Annual Report on Form 10-K. We also hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-37117 and No. 333-84633) and Form S-4 (No. 333-84637) of Science Applications International Corporation of our report dated March 26, 1999 relating to the Bell Communications Research Savings Plan For Salaried Employees appearing on page 2 of Exhibit 28(c) of this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Diego, California
April 25, 2000